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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          First Financial Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           FIRST FINANCIAL CORPORATION
                            ONE FIRST FINANCIAL PLAZA
                                  P.O. BOX 540
                           TERRE HAUTE, INDIANA 47808

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 21, 2004

         Notice is hereby given that, pursuant to the call of its Directors, an Annual Meeting of Shareholders of First Financial Corporation ("Corporation") will be held on April 21, 2004 at 11:00 o'clock a.m., local time, at One First Financial Plaza, Terre Haute, Indiana.

         The purposes of the meeting are:

         (1) To elect Chapman J. Root II, William H. Niemeyer and Donald E. Smith to the Board of Directors of the Corporation for a three
                  (3) year term to expire in 2007;

         (2) To transact such other business as may properly be presented at the meeting.

         Only shareholders of record at the close of business on March 17, 2004 will be entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors
                                   /s/ DONALD E. SMITH
                                   DONALD E. SMITH
                                   Chairman of the Board and President

March 23, 2004

                   IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY

        IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING,
          YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED
        PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED
                              IN THE UNITED STATES.

                               PROXY STATEMENT OF
                           FIRST FINANCIAL CORPORATION

                            ONE FIRST FINANCIAL PLAZA
                                  P.O. BOX 540
                           TERRE HAUTE, INDIANA 47808
                                 (812) 238-6000

                           ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 21, 2004

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Financial Corporation (the "Corporation") of Proxies for use at the Annual Meeting of Shareholders of the Corporation to be held on April 21, 2004, at 11:00 a.m. at One First Financial Plaza, Terre Haute, Indiana, and at any and all adjournments of such meeting. This Proxy Statement and accompanying form of proxy were first mailed to the shareholders on or about March 23, 2004. The Corporation is a financial services holding company which owns First Financial Bank N.A. ("FFB"), First State Bank, First Farmers State Bank, First Parke State Bank, First Crawford State Bank, The Morris Plan Company of Terre Haute, Inc., First Community Bank N.A., Forrest Sherer, Inc. and First Financial Reinsurance Company, Ltd.

Only shareholders of record as of March 17, 2004, will be entitled to notice of, and to vote at, the Annual Meeting. As of March 10, 2004 the Corporation had issued and outstanding 13,558,770 shares of common stock, which were held by approximately 953 shareholders of record. There are no other outstanding securities of the Corporation entitled to vote. On the matters to be voted on at this Annual Meeting, each share is entitled to one vote, exercisable in person or by proxy.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shares voting, abstaining or withholding authority to vote on any issue will be counted as present for purposes of determining a quorum. Approval by a plurality of the votes cast at the meeting, assuming a quorum is present, is required for election of each nominated director. Action on any other matters to come before the meeting must be approved by an affirmative vote of a majority of the shares present, in person, or by proxy. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the named nominees will result in the respective nominee receiving fewer votes.

The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone by officers, directors and certain employees who will not be specially compensated for such soliciting.

Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the proxy will not affect the shareholder's right to vote in person if he or she attends the meeting. Revocation may be made prior to the meeting (i) by written notice sent to Michael A. Carty, Secretary, First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, (ii) personally upon oral or written request at the Annual Meeting, or (iii) by duly executing a proxy bearing a later date.

The shares represented by proxies will be voted as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted in favor of the election as directors of the three (3) persons named as nominees in this Proxy Statement. If for any reason any of the director/nominees becomes unable or is unwilling to serve at the time of the meeting (an event which the Board of Directors does not anticipate), the persons named as proxies in the accompanying form of proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Board of Directors if the Board of Directors elects to fill such nominees' positions. Any other matters that may properly come before the meeting will be acted upon by the persons named as proxies in the accompanying form of proxy in accordance with his or her discretion.

                              ELECTION OF DIRECTORS

The Board of Directors is currently composed of eleven (11) members. The Corporation's Articles of Incorporation divide the Board of Directors into three classes, as nearly equal in size as possible, with one class of directors elected each year for a term extending to the third succeeding Annual Meeting after such election. The nominees for election as director are nominated to serve for terms to expire in 2007. Each nominee is a director of the Corporation whose current term will expire in 2004. The following information is provided concerning each nominee and each incumbent director continuing in office.

         CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding directors, nominees and the Named Executive Officers of the Corporation, including beneficial ownership of the Corporation's common stock as of March 10, 2004, by each of the Corporation's directors, nominees and the Named Executive Officers; and all current directors and executive officers as a group.

                                                                                          SHARES OF COMPANY COMMON STOCK
  NAME, AGE AND PRINCIPAL OCCUPATION                      DIRECTOR                      BENEFICIALLY OWNED ON MARCH 10, 2004
      DURING THE PAST FIVE YEARS                           SINCE                       NUMBER                PERCENT OF CLASS(1)
-------------------------------------                    ---------                     -------               -------------------
NOMINEES FOR TERMS TO EXPIRE IN 2007

  Chapman J. Root II, 54                                   1989                         34,094                         .25%
  Board Member of Root Organization

  William A. Niemeyer, 81                                  1983*                        31,760                         .23%
  President of Niemeyer Coal Co.

  Donald E. Smith, 77, Chairman of the Board               1983*                       155,970                        1.15%
  and President

INCUMBENT MEMBERS OF THE BOARD OF DIRECTORS
WHOSE TERMS EXPIRE IN 2005

  B. Guille Cox, Jr., 58                                   1987                         85,496                         .63% (2)
  Attorney-at-Law with Cox Zwerner Gambill & Sullivan

  Anton H. George, 44                                      1989                            618                         .01%
  President of Indianapolis Motor Speedway Corp.;
  Director of Indiana Energy, Inc.

  Gregory L. Gibson, 41                                    1994                         66,962                         .49%
  President of ReTec, Inc.

  Virginia L. Smith, 55                                    1987                          6,134                         .05%
  President of R.J. Oil, Inc.

INCUMBENT MEMBERS OF THE BOARD OF DIRECTORS
WHOSE TERMS EXPIRE IN 2006

  Thomas T. Dinkel, 53                                     1989                         10,870                         .08%
  President of Sycamore Engineering, Inc.

  Mari H. George, 68                                       1989                            462                         .01%
  Chairman of Indianapolis Motor Speedway Corp.

  Norman L. Lowery, 57, Vice Chairman of the               1989                         14,416                         .11% (3)
  Board and CEO; Vice President of the Corporation;
  President of First Financial Bank N.A.

  Patrick O'Leary, 67                                      1983*                        51,100                         .38%
  President of Contract Services, LLC

  * First Financial Corporation was formed in 1983.

OTHER EXECUTIVE OFFICERS OF THE CORPORATION

  Thomas S. Clary, 52                                                                        0                           0%
  Senior Vice President & CCO of First Financial Bank N.A.

  Michael A. Carty, 53, Secretary/Treasurer                                             13,380                         .10%
  Senior Vice President & CFO of First Financial Bank N.A.

  Richard O. White, 56                                                                  18,690                         .14%
  Senior Vice President of First Financial Bank N.A.

All Directors and Executive Officers as a group have 489,952 shares, which is 3.61% of the shares outstanding. This includes shares held for the accounts of Donald E. Smith, Norman L. Lowery, Thomas S. Clary, Michael A. Carty and Richard
O. White in the First Financial Corporation Employee Stock Ownership Plan.

(1) The information contained in this column is based upon stockholder records of the Corporation and information furnished to the Corporation by the individuals identified above.

(2) Mr. Cox, under certain circumstances, has the power, with the consent of others, to vote an additional 339,906 shares (2.50%). These shares are not reflected in the amount on this page.

(3) Mr. Lowery has the power to vote an additional 133,334 (.98%) shares as co-trustee of the Root Children's Business Trust. These shares are not reflected in the amount listed above.

The Corporation's executive officers served as executive officers of the Corporation for the following periods:

NAME AND EXECUTIVE OFFICER POSITION                                        EXECUTIVE OFFICER SINCE
-----------------------------------                                        ------------------------
Donald E. Smith, Chairmain and President                                                  1983
Norman L. Lowery, Vice Chairman and CEO                                                   1996
Michael A. Carty, Secretary, Treasurer, Senior Vice President and CFO                     1983
Richard O. White, Senior Vice President of First Financial Bank N.A.                      1983
Thomas S. Clary, Senior Vice President and CCO                                            2002

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE. The Board of Directors has determined that under the rules of the NASDAQ Stock Market, a majority of the Board of Directors is comprised of independent directors, and that the following directors are independent: Ms. George, and Messrs. Root, Niemeyer, George, Gibson, Dinkel and O'Leary.

ATTENDANCE AT MEETINGS. During 2003 the Board of Directors of the Corporation held 12 regular meetings and a total of 20 meetings. No incumbent director attended fewer than 75% of the aggregate number of Board meetings and meetings of committees on which he or she served. Nine directors attended the 2003 Annual Meeting of Shareholders.

CERTAIN RELATIONSHIPS. Certain family relationships exist among the directors of the Corporation. Donald E. Smith is the father of Virginia L. Smith and father-in-law of Norman L. Lowery. Mari H. George is the mother of Anton H. George. There are no arrangements or understandings between any of the directors pursuant to which any of them have been selected for their respective positions.

COMMITTEES. The Corporation had no standing nominating committee or any committee performing similar functions during 2003; such functions were performed by the Board of Directors as a whole. During 2004, the Board of Directors appointed a Nominating Committee consisting of independent directors of the Corporation under the rules of the NASDAQ Stock Market. This Committee has met one time during 2004. This Committee does not at this time have a charter. The Nominating Committee identifies director nominees through a combination of referrals, including by management, existing board members and shareholders. There are three director nominees for the 2004 Annual Meeting, all of whom are incumbent directors.

The Corporation's Audit Committee, which in 2003 consisted of Anton H. George, Thomas T. Dinkel and Patrick O'Leary, reviews the Corporation's operations and management, accounting functions, the adequacy and effectiveness of the internal controls and internal auditing methods and procedures. The Board of Directors has determined that Messrs. George, Dinkel and O'Leary are independent under Rule 10A-3 of the SEC and the rules of the NASDAQ Stock Market. This Committee recommends to the Board the appointment of the independent public accountants for the Corporation. The Board of Directors of the Corporation has determined that no member of the Audit Committee is an audit committee financial expert as that term is defined by the SEC. The Corporation expects that an individual satisfying this requirement will be added to the Audit Committee during 2004. The Audit Committee met four times during 2003.

The Corporation's Compensation Committee, which consists of Messrs. A. George, O'Leary, Lowery, Niemeyer, D. Smith, and V. Smith, overviews the compensation of the officers of subsidiary banks and recommends salaries and bonus amounts to the full Board of Directors. Such Committee met two times in 2003.

COMPENSATION OF DIRECTORS. Each director of the Corporation is also a director of FFB, the lead subsidiary bank of the Corporation, and receives directors' fees from each organization. During 2003 a director of the Corporation and FFB received a fee of $750 for each board meeting attended.

Non-employee directors also receive a fee for meetings attended of the Audit Committee of $1,000, the Compensation Committee of $1,000 and the Loan Discount Committee of $300. Each director also received from FFB a semi-annual director's fee of $2,500 on July 15th and December 16th. No non-employee director served as a director of any other subsidiary of the Corporation.

Directors of the Corporation and FFB who are not yet 70 years of age may participate in a deferred director's fee program at each institution. Under this program, a director may defer $6,000 of his or her director's fees each year over a five-year period. When the director reaches age 65 or age 70, the director may elect to receive payments over a ten-year period. The amount of the deferred fees is used to purchase an insurance product which funds these payments. Each year from the initial date of deferral until payments begin at age 65 or 70, the Corporation accrues a non-cash expense which will equal in the aggregate the amount of the payments to be made to the director over the ten-year period, The Corporation expects that the cash surrender value of the insurance policy will offset the amount of expenses accrued. If a director fails for any reason other than death to serve as a director during the entire five-year period, or the director fails to attend at least 60 regular or special meetings, the amount to be received at age 65 or 70, as applicable, will be pro-rated appropriately. For 2003, the allocated cost of the deferred directors' fees was $123,405.

Directors also may be compensated under the Corporation's 2001 Long-Term Incentive Plan, discussed under "Report of the Compensation Committee on Executive Compensation." Under the plan, directors may receive 90, 100 or 110 percent of the director's "award amount" if the Corporation and FFB attain certain goals established by the Compensation Committee. For 2003, each director received pursuant to the 2001 Long-Term Incentive Plan an award of $33,400 from the Corporation, which represented 100 percent of the director's "award amount" under the plan for 2003.

                            COMPENSATION OF OFFICERS

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Decisions on compensation of the Corporation's executives are made by the Compensation Committee of the Board, which also serves as the Compensation Committee of FFB. Each member of the Compensation Committee, except Mr. Smith and Mr. Lowery, was a non-employee director. All decisions of the Compensation Committee relating to the compensation of the Corporation's executive officers are reviewed and approved by the full Board.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation to the executive officers and to reward officers for satisfactory individual performance and for satisfactory performance of the Corporation as a whole. The individual goals established in the strategic plan and budget for the Corporation and FFB, and the goals relating to performance of the Corporation established under the 2001 Long-Term Incentive Plan discussed below, are also utilized in setting compensation levels of executive officers.

BASE SALARY. Base salary for an executive officer is determined after the executive officer is reviewed by the Compensation Committee. This review includes an analysis of the performance of the Corporation and FFB and an analysis of the individual's performance during the past fiscal year, with a focus on the executive officer's quality and quantity of work; supervisory skills; dependability; initiative; attendance; overall skill level; and overall value to the Corporation. This analysis also includes a comparison of actual individual performance versus established strategic planning and budgetary goals.

ANNUAL BONUS AMOUNTS. The Compensation Committee determines whether a bonus should be paid based primarily upon the overall performance of the Corporation. For 2003, Mr. Smith received a bonus of $150,000 and Messrs. Lowery, Hart, Carty and White each received a bonus of $150,000, $16,000, $16,000 and $16,000, respectively.

LONG-TERM INCENTIVE PLAN. Beginning in 1999 the Board began discussions with several consultants regarding compensation programs. These consultations and discussions focused on an analysis of compensation programs of other financial institutions and what actions were needed to provide comparable compensation packages to directors, officers and key employees. These discussions and the analysis of the information received culminated with the adoption by the Board in November 2000 of the 2001 Long-Term Incentive Plan, effective January 1, 2001. The plan expires on December 31, 2009.

This plan was adopted after lengthy Board discussions with and consultation from Clarke Bardes Consulting. The plan is designed to enhance stockholder value of the Corporation by attracting and retaining directors, officers and other key employees and provide further incentive for directors, officers and other key employees to give their maximum effort to the continued growth and success of the Corporation. This is an unfunded, nonqualified plan of deferred compensation which is administered by the Compensation Committee.

Directors and executive officers who are "highly compensated employees" within the meaning of Section 201(2) of ERISA, and who are age 65 or under are eligible to participate in the plan. The Compensation Committee has designated as participants in the plan all directors of the Corporation, the executive officers listed in the summary compensation table below, the presidents of its subsidiary banks and certain other officers. Individuals are not eligible to receive rewards of compensation under the plan after age 65. The Compensation Committee exempted Messrs. Smith, Niemeyer and O'Leary and Ms. George from the age limitations of the plan at the plan's inception.

Rewards of compensation under the plan are based upon the specific "award amount" for each individual specified in the plan. There are four tiers of participants in the plan, with a different award amount specified for each tier. The award amounts were established after discussions with and receipt of advice from the Corporation's consultant, who had performed an analysis of a peer group of companies for the Corporation and the financial institution industry generally.

Rewards of compensation equal 90, 100 or 110 percent of the individual's award amount. The percentage of the award made is dependent upon whether the Corporation and the subsidiary banks attain either the first, second or third target level of performance goals established by the Compensation Committee for the Corporation and each subsidiary bank. If the first target level is not attained, no award is made. If the first, second or third levels of the performance goals are attained, the award will equal 90, 100 or 110 percent of the award amount, respectively.

Payments under the plan generally do not begin until the earlier of January 1, 2015, or the January 1 immediately following the year in which the participant reaches age 65. Payments are in cash only and are generally made in 180 equal consecutive monthly installments.

Directors and executives become 100 percent vested in their awards if or when they have provided five years of service to the Corporation or the respective subsidiary.

Awards for 2003 were based on a weighted point total of the following target goals for the Corporation and its subsidiary banks: return on average assets, return on average equity, net after-tax income and corporate earnings per share.

The Corporation and most of its affiliate banks each attained the second target level for 2003, which resulted in directors and executive officers receiving rewards under the plan equal to 100% of the individual's award amount. Two affiliate banks attained the first target level resulting in a 90% individual award amount.

OTHER COMPENSATION PLANS. At various times in the past the Corporation has adopted certain broad-based employee benefit plans in which the executive officers are permitted to participate on the same terms as other corporation employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans.

BENEFITS. The Corporation provides certain other benefits to the executive officers which did not exceed 10% of salary and bonus for fiscal 2003.

CHIEF EXECUTIVE OFFICER'S 2003 COMPENSATION. The Compensation Committee recommends Mr. Lowery's salary and bonus in the same manner as discussed above for other executives.

                   MEMBERS OF THE 2003 COMPENSATION COMMITTEE

Anton H. George            Norman L. Lowery                William A. Niemeyer
Patrick O'Leary            Donald E. Smith                 Virginia L. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

During the past fiscal year, Mr. Smith and Mr. Lowery were the only employees of the Corporation to serve on the Compensation Committee. Messrs. Smith and Lowery excused themselves from the meeting during the discussion by the Compensation Committee of their compensation and did not participate in any discussion or voting with respect to their compensation. Messrs. Smith and Lowery also excused themselves from the meeting during any discussion of the 2001 Long-Term Incentive Plan concerning their eligibility to participate in such plan or awards under the plan. Ms. Smith, a member of the Compensation Committee, is the daughter of Donald E. Smith and the sister-in-law of Mr. Lowery and abstained from voting on the compensation of Messrs. Smith and Lowery.

SUMMARY COMPENSATION TABLE

The following table sets forth for each of the last three fiscal years the cash compensation paid by the Corporation, as well as certain other compensation paid or awarded during those years, to the Chief Executive Officer and each of the next four most highly compensated executive officers of the Corporation in all capacities in which they served.

        NAME AND                                    ANNUAL COMPENSATION (1)
   PRINCIPAL POSITION               YEAR      SALARY(2)      BONUS (3)    OTHER (4)          ALL OTHER COMPENSATION (5)
DONALD E. SMITH                     2003        $ 519,630   $ 150,000    $ 354,900                    $ 11,539
     President & Chairman           2002        $ 496,764   $ 150,000    $ 353,000                    $ 36,964
     of the Corporation;            2001        $ 468,000   $ 150,000    $ 370,170                    $ 28,368
     Chairman of FFB

NORMAN L. LOWERY                    2003        $ 429,944   $ 150,000    $ 295,500                    $  4,895
     Vice Chairman, CEO             2002        $ 397,630   $ 150,000    $ 295,200                    $  4,895
     & Vice President of the        2001        $ 385,500   $ 150,000    $ 317,300                    $  4,895
     Corporation; President
     & CEO of FFB

STANLEY V. HART                     2003        $ 148,306   $ 16,000     $  72,100                    $  2,500
     Sr. Vice President             2002        $ 137,883   $ 16,000     $  64,300                    $  2,500
     of FFB                         2001        $ 132,765   $ 15,500     $  88,900                    $  2,500

MICHAEL A. CARTY                    2003        $ 144,935   $ 16,000     $  69,900                    $  1,200
     CFO, Secretary &               2002        $ 137,916   $ 15,500     $  69,300                    $  1,200
     Treasurer of the               2001        $ 131,483   $ 15,000     $  86,900                    $  1,200
     Corporation; Sr. Vice
     President of FFB

RICHARD O. WHITE                    2003        $ 134,280   $ 16,000     $  69,400                    $  1,200
     Sr. Vice President             2002        $ 127,961   $ 15,000     $  68,900                    $  1,200
     of FFB                         2001        $ 123,040   $ 14,500     $  86,500                    $  1,200

(1) While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus and are not required to be disclosed by applicable rules of the Securities and Exchange Commission.

(2) Salary reflects base compensation and income earned in the form of director's fees from the Corporation or its affiliate banks during the indicated calendar years.

(3) The bonus amounts are payable pursuant to determinations made by the Compensation Committee of the Corporation, as described in the Compensation Committee Report and as approved by the Board of Directors.

(4) These amounts represent the amount awarded for 2002 under the 2001 Long-Term Incentive Plan. Payment of these amounts will not begin until the earlier of January 1, 2015, or the January 1 immediately following the year in which the participant reaches age 65. These payments generally will be annuitized over a 180-month period. Interest accrues on these amounts at 3.50% from January 1, 2010, until payment begins. When payment begins, interest will accrue on the unpaid portion at a 7.00% annual rate compounded monthly. See the discussion under "Employment Agreements" concerning payments resulting from a "change in control," as defined in the plan.

(5) These amounts include Corporation payments for the years noted on behalf of the above-named individuals (except Mr. Smith) pursuant to a life insurance program (Life Insurance Program) for the executive officers of FFB. Under the Life Insurance Program, FFB purchased a life insurance policy on behalf of each executive officer of FFB. The policy is owned by the individual and will be paid at age 65 for those that were 55 or older, and at age 60 for those who are less than 55 years of age at the time the program was started. The annual cost of this insurance for those reported (except for Mr. Smith) was as follows: $4,895 for Mr. Lowery; $2,500 for Mr. Hart; $1,200 for Mr. Carty; and $1,200 for Mr. White.

Mr. Smith does not participate in the Life Insurance Program of the Corporation. The Corporation paid for its portion of a separate split-dollar life insurance policy for Mr. Smith, unless the increase in the cash surrender value of the policy is sufficient to cover such premiums. In 2003, the dollar value of benefit to Mr. Smith of the premium paid from the increase in the cash value of the policy was $11,539 (which amount is included in the amount reported for Mr. Smith above). This arrangements was terminated December 31, 2003, and the Corporation recovered the premiums it had paid for this split-dollar policy.

Allocations to the named individual's respective account in the Corporation's Employee Stock Ownership Plan ("ESOP") for 2003, which are properly included in this column, were not calculable as of the date of this Proxy Statement. Such amounts for 2002 were as follows: $9,846 for Mr. Smith; $9,846 for Mr. Lowery; $7,462 for Mr. Hart; $7,198 for Mr. Carty; and $7,079 for Mr. White.

EMPLOYEE BENEFIT PLANS

EMPLOYEE STOCK OWNERSHIP PLAN. The Corporation sponsors the First Financial Corporation Employee Stock Ownership Plan ("ESOP") and the First Financial Corporation Employees' Pension Plan ("Pension Plan") for the benefit of substantially all of the employees of the Corporation and its subsidiaries. These plans constitute a "floor offset" retirement program, so that the Pension Plan provides each participant with a minimum benefit which is offset by the benefit provided by the ESOP.

Under the terms of the ESOP, the Corporation or its subsidiaries, as participating employers, may contribute Corporation common stock to the ESOP or contribute cash to the ESOP, which will be primarily invested in the Corporation's common stock. The amount of contributions, when they are made, is determined by the Board of Directors of the Corporation. No participant contributions are required or allowed under the ESOP. Participants have the right to direct the voting of the shares of the Corporation's stock allocated to their accounts under the ESOP on all corporate matters.

For the year ended December 31, 2003, the Corporation contributed 40,000 shares of the Corporation's stock valued at $1,255,600 to the ESOP. The stock will be allocated to the individual ESOP accounts of the participants effective as of December 31, 2003, although no allocation to the individual accounts had been made or calculated as of the date of mailing of this Proxy Statement.

DEFINED BENEFIT PLAN. The Pension Plan was adopted in conjunction with, but is separate from, the ESOP. The monthly guaranteed minimum benefit under the Pension Plan is reduced by the monthly benefit derived from the participant's vested portion of his ESOP account balance, calculated by the actuary for the Pension Plan as a single life annuity. The normal retirement benefit will begin at age 65 and be paid monthly for as long as the participant lives.

The following table shows the estimated annual benefits payable under the Pension Plan upon retirement at age 65 in 2003 for various periods of Benefit Service at specified levels of remuneration. The benefit amounts presented in the totals are annual straight life annuity amounts without deduction for Social Security or other offset amounts and without regard for the benefit limitations of the Internal Revenue Code. A participant's Final Average Annual Compensation shown under the Pension Plan is generally based on the salary and bonus set forth in the Summary Compensation Table.

Under the following table, the named executive officers of the Corporation have the following current levels of benefit service: Mr. Smith has 35 years; Mr. Lowery has 8 years; Mr. Hart has 42 years; Mr. Carty has 27 years; and Mr. White has 34 years.

                                             ESTIMATED MINIMUM ANNUAL RETIREMENT BENEFIT
                                                  FINAL AVERAGE ANNUAL COMPENSATION
YEARS OF
BENEFIT                                                                                                        300K
SERVICE            70K         100K       130K              160K          190K          220K      250K        OR MORE
--------         --------    --------   --------          --------      --------      --------  --------      --------
      10         $ 15,625    $ 23,575   $ 31,525          $ 39,475      $ 47,425      $ 55,375  $ 63,325      $ 76,575
      20           31,250      47,150     63,050            78,950        94,850       110,750   126,650       153,150
      30           39,875      60,725     81,575           102,425       123,275       144,125   164,975       199,725
      40           40,688      62,513     84,338           106,163       127,988       149,813   171,638       208,013

The Corporation implemented a nonqualified supplemental retirement plan and a nonqualified deferred compensation plan to replace benefits lost due to the Internal Revenue Code limitations on benefits and compensation and limitations imposed on employer contributions under the ESOP and the pension plan. These plans are unfunded, and no contributions by the Corporation were made to these plans during the last three fiscal years. The table does not take these limits into account because it includes benefits from both the qualified and nonqualified plans.

                              EMPLOYMENT CONTRACTS

DEFERRED COMPENSATION AGREEMENT AND SPLIT DOLLAR INSURANCE AGREEMENT. On December 22, 1994, the Corporation, FFB and Mr. Smith entered into a Deferred Compensation Agreement and a Split Dollar Life Insurance Agreement (collectively, the "Agreement"), which had been extended to December 31, 2003. This agreement was terminated December 31, 2003. Upon termination, the Corporation recovered the premiums previously paid.

EMPLOYMENT AGREEMENT. FFB entered into an Employment Agreement with Norman L. Lowery, its President and Chief Executive Officer, effective January 1, 2004. The Employment Agreement is a five-year agreement which may be extended each year by the Board of Directors for an additional one-year term. Under the Employment Agreement, Mr. Lowery receives an annual salary equal to his current salary, which is $402,138 for 2004, subject to increases approved by the Board of Directors, and is entitled to participate in other bonus and fringe benefit plans available to the Corporation's and FFB's employees.

If Mr. Lowery is terminated for other than "just cause" or is "constructively discharged," and such termination does not occur within 12 months after a "change in control" (as such terms are defined in the Employment Agreement), he would receive an amount equal to the sum of his base salary through the end of the then-current term of the Employment Agreement. He also would be entitled to elect to receive, at his sole discretion, either (i) cash in an amount equal to his cost of obtaining all benefits which he would have been eligible to participate in or receive through the term of the Employment Agreement, or (ii) continued participation under such benefit plans through the term of the Employment Agreement, if he continued to qualify for participation in such benefit plans.

If Mr. Lowery is terminated for other than just cause or is constructively discharged, and this occurs within 12 months following a change in control, he would be entitled to an amount equal to or the greater of the compensation and benefits described above if the termination did not occur within 12 months following a change in control; or, the product of 2.99 times the sum of his base salary in effect as of the date of the change in control and an amount equal to the bonuses received by or payable to him in or for the calendar year prior to the year in which the change in control occurs; and, at his sole discretion, either cash in an amount equal to his cost of obtaining for a period of three years, beginning on the date of termination, all benefits which he was eligible to participate in or receive, or continued participation under such benefit plans for a period of three years, beginning on the date of termination, if he continued to qualify for participation in such benefit plans.

2001 LONG-TERM INCENTIVE PLAN. If Mr. Smith is terminated within 12 months following a change in control, he is entitled to receive the greater of $3,424,600 or the amount of any rewards under this plan as of December 31 of the year prior to termination. If Mr. Lowery is terminated within 12 months following a change in control, he is entitled to receive the greater of $3,002,717 or the amount of any rewards under this plan as of December 31 of the year prior to termination.

If as a result of a change in control Messrs. Smith or Lowery become entitled to any payments from the Corporation or FFB which are determined to be payments subject to the "golden parachute" rules of the Code, the amount due will be increased to include payment equal to the amount of excise tax imposed under Sections 280G and 4999 of the Code (the "Excise Tax Payment") and the amount necessary to provide the Excise Tax Payment net of all income, payroll and excise taxes.

                          TRANSACTIONS WITH MANAGEMENT

Directors and principal officers of the Corporation and their associates were customers of, and have had transactions with, the Corporation and its subsidiary banks in the ordinary course of business during 2003. Comparable transactions may be expected to take place in the future.

During 2003 various directors and officers of the Corporation and their respective associates were indebted to the subsidiary banks from time to time. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for similar transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and thereby are exempt from the insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

The law offices of B. Guille Cox, Jr., in which Mr. Cox is a partner, were paid legal fees by the Corporation and its subsidiaries for the fiscal year ending December 31, 2003. In addition, during 2003, Hendrich Abstract Co., Inc. received fees in connection with mortgage loans made by First Financial Bank N.A., in the amount of approximately $415,000. Mr. Cox owns one third of Hendrich Abstract Co., Inc., and his spouse is the president of Hendrich Abstract Co., Inc.

                          COMPARATIVE PERFORMANCE GRAPH

The following graph compares cumulative total shareholder return on the Corporation's common stock over the last five fiscal years with the returns of the Russell 2000 Index, comprised of the smallest 2000 companies of the Russell 3000 Index which includes the 3000 largest market capitalization corporations and the SNL $1B - $5B Bank Index developed by SNL Securities LC which includes all bank stocks with total assets in this size range. The graph assumes $100.00 was invested on January 1, 1998 in the Corporation's common stock and in each of the indices shown, and the reinvestment of all dividends.

                                                                       PERIOD ENDING
INDEX                                     12/31/98      12/31/99     12/31/00     12/31/01     12/31/02        12/31/03
-----                                     --------      --------     --------     --------     --------        --------
First Financial Corporation                $100.00       $ 86.11      $ 68.63      $ 96.88     $ 110.31         $139.46
Russell 2000                                100.00        121.26       117.59       120.52        95.83          141.11
SNL $1B-$5B Bank Index                      100.00         91.91       104.29       126.72       146.28          198.92

                          REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, attached hereto as Exhibit A, the Audit Committee of the Board ("Committee") assisted the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. All of the members of the Committee are independent, as defined in the Corporation's listing requirements, from management and the Corporation. During the current year, the Committee met four times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, controller and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit functions organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors.

Anton H. George, Audit Committee Chairman
Patrick O'Leary
Thomas T. Dinkel

                                   AUDIT FEES

FEES PAID TO CROWE CHIZEK AND COMPANY LLC

The following table sets forth the aggregate fees billed by Crowe Chizek and Company LLC ("Crowe Chizek") for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2003 and fiscal year 2002 and for other services rendered during fiscal year 2003 and fiscal year 2002 on behalf of the Corporation and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Corporation:

                                      FISCAL 2003   FISCAL 2002
                                      -----------   -----------
Audit Fees                             $ 135,675    $ 116,455
Audit Related Fees                         3,750       24,253
Tax Fees                                  34,570       47,115
All Other Fees                            58,371       79,603
                                      -----------   -----------
Total                                  $ 232,366    $ 267,426

         AUDIT FEES: Consists of fees billed for professional services rendered for (i) the audit of the Corporation's consolidated financial statements, (ii) the review of the interim condensed consolidated financial statements included in quarterly reports, (iii) the services that are normally provided by Crowe Chizek in connection with statutory and regulatory filings or engagements, and
(iv) the attest services, except those not required by statute or regulation.

         AUDIT-RELATED FEES: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's consolidated financial statements and are not reported under "Audit Fees." These services include the review of management's attestation and performance of agreed upon procedures for student loan servicing for both 2003 and 2002. Additionally, in 2002, this included agreed upon procedures performed subsequent to the acquisition of First Community.

         TAX FEES: Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning and for individual income tax preparation.

         ALL OTHER FEES: All other fees include consulting and testing regarding the network, internet and information systems controls for both 2003 and 2002. Additionally, in 2002, these services included consultation regarding the implementation of an investment subsidiary, consultation regarding lending processes and assistance with certification requirements and procedures.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

All of the fees and services described above under "audit fees," "audit-related fees," "tax fees" and "all other fees" were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table contains information concerning individuals or entities who, to the knowledge of the Corporation, beneficially owned on March 15, 2004, more than 5% of the common stock of the Corporation:

NAME AND ADDRESS OF BENEFICIAL OWNER           SHARES BENEFICIALLY OWNED                          PERCENT OF CLASS
-------------------------------------          -------------------------                          ----------------
First Financial Corporation                            850,668(1)                                        6.27%
Employee Stock Ownership Plan ("ESOP")
One First Financial Plaza
Terre Haute, Indiana 47807

T. Rigasco Trust Co-Trustees:                            960,458                                         7.08%
National City Bank of Indiana
One National City Center
Indianapolis, Indiana 46255
Jack R. Snyder
One American Square
Indianapolis, Indiana 46282

Princeton Mining Company                               1,314,714                                         9.70%
State Road 46 South
Terre Haute, Indiana 47803

(1) Represents shares held in Trust by the Corporation's subsidiary, First Financial Bank N.A.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Corporation common stock and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the best knowledge of the Corporation, during the most recent fiscal year all officers, directors and greater than ten percent beneficial owners of the Corporation timely filed all statements of beneficial ownership required to be filed with the SEC.

                              INDEPENDENT AUDITORS

The Board of Directors appointed Crowe Chizek and Company LLC, as independent accountants to audit the books, records and accounts of the Corporation for 2003 and 2002. The Audit Committee anticipates that it will appoint an independent public accountant to audit the books, records, and accounts of the Corporation for 2004 in April, 2004. Representatives of Crowe Chizek are expected to be in attendance at the annual meeting and will be provided an opportunity to make a statement should they desire to do so and to respond to appropriate inquiries from the shareholders.

              SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Any shareholder who desires to contact the Chairman of the Board of Directors or the other members of the Board of Directors may do so electronically by sending an email to the following address: directors@ffc-in.com. Alternatively, a shareholder can contact the Chairman of the Board or the other members of the Board by writing to: Chairman, First Financial Corporation, P.O. Box 540, Terre Haute, IN 47808. Communications received electronically or in writing are distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded by the Secretary to the Chairman of the Audit Committee for review.

                             SHAREHOLDERS PROPOSALS

Any proposals which shareholders desire to present at the 2005 Annual Meeting must be received by the Corporation at its principal executive offices on or before November 23, 2004 to be considered for inclusion in the Corporation's proxy material for that meeting.

If notice of any other shareholder proposal intended to be presented at the 2005 Annual Meeting is not received by the Corporation on or before February 6, 2005, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Secretary of the Corporation.

                          ANNUAL REPORT TO SHAREHOLDERS

The 2003 Annual Report to Shareholders, containing financial statements for the year ended December 31, 2003, and other information concerning the operations of the Corporation is enclosed herewith, but is not to be regarded as proxy soliciting material.

UPON WRITTEN REQUEST, THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH REQUESTING SHAREHOLDER, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2003. ADDRESS ALL REQUESTS TO:

                     MICHAEL A. CARTY, SECRETARY & TREASURER
                           FIRST FINANCIAL CORPORATION
                            ONE FIRST FINANCIAL PLAZA
                                  P.O. BOX 540
                           TERRE HAUTE, INDIANA 47808

                                  OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. The Board of Directors of the Corporation does not know of any matters for action by shareholders at such Annual Meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which were not known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ DONALD E. SMITH
DONALD E. SMITH
Chairman of the Board and President

EXHIBIT A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                           FIRST FINANCIAL CORPORATION

The Audit Committee is appointed by the Board of Directors to assist in fulfilling its oversight responsibilities with respect to monitoring the integrity of the financial statements of the Corporation, the compliance by the Corporation with respect to legal and regulatory requirements and the independence and performance of the Corporation's internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ STOCK MARKET, INC. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Corporation. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall periodically make reports to the Board.

The Audit Committee activities shall include:

(1) Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

(2) Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements and recommend inclusion in the 10K to the Board.

(3) Review with management and the independent auditor the Corporation's quarterly financial results prior to the release of quarterly earnings and review results of the SAS 71 review of the quarterly financial statements included in Form 10Q.

(4) Review any major changes to the Corporation's auditing and accounting principles as suggested by the independent auditor, internal auditors or management.

(5) Recommend annually to the Board the appointment of the independent auditor and monitor the fees, duties and independence concerns.

(6) Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if necessary, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

(7) Evaluate together with the Board the performance of the independent auditor and if the performance is considered to be unsatisfactory, recommend that the Board replace the independent auditor.

(8) Review the appointment, performance and replacement of the senior internal auditing executive.

(9) Review the reports to management prepared by the internal auditing department and management's responses.

(10) Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

(11) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

(12) Review with the independent auditor any significant difficulties the auditor may have encountered in conducting the audit or working with management and any management letter provided by the auditor and the Corporation's response to that letter. Such review should include:

         (a) Any significant difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

         (b) Any changes required in the planned scope of the audit.

         (c) Any significant concerns about the internal audit department's responsibilities, budgeting and staffing.

(13) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

(14) Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's Code of Conduct.

(15) Review and approve the internal audit plan annually.

(16) Obtain written correspondence from the Corporation's General Counsel on legal matters that may have a material impact on the financial statements. Review the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

(17) Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

The preceding activities are set forth as a guide with the understanding that the Committee may diverge form these activities as appropriate, given the circumstances.

While the Audit Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with the generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is the duty of the Audit Committee to conduct investigations to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's Code of Conduct.

March 20, 2001

                                  [FIRST LOGO]

                          FIRST FINANCIAL CORPORATION
                           ONE FIRST FINANCIAL PLAZA
                                  P.O. BOX 540
                           TERRE HAUTE, INDIANA 47808

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints James E. Brown and Ronald K. Rich, or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of First Financial Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at One First Financial Plaza, Terre Haute, Indiana on Wednesday, April 21, 2004, at 11:00 a.m. (local time), or any adjournment thereof, on the following matters:

1.       ELECTION OF DIRECTORS

         [ ] For all nominees listed below for a three-year term to expire in 2007 (except as marked to the contrary below)

         [ ] WITHHOLD AUTHORITY to vote for all nominees listed below:

         Chapman J. Root II, William H. Niemeyer, Donald E.Smith

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE
             A LINE THROUGH THE NOMINEES' NAME IN THE LIST ABOVE.)

2. In their discretion, on such matters as may properly come before the meeting.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ALL THE NOMINEES LISTED ABOVE.

         Please sign exactly as name appears below. If there are two or more owners, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

 Dated :________________________2004

        ___________________________________
                             (Signature)
                                        ________________________________________
                                             (Signature, if held jointly)

                                            Your vote is important. Please mark,
                                            sign, and date and return this Proxy
                                          promptly, using the enclosed envelope.